As filed with the Securities and Exchange Commission on February 23, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Despegar.com, Corp.

(Exact name of Registrant as specified in its charter)

N/A

(Translation of registrant’s name into English)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Juana Manso 1069, Floor 5

Ciudad Autónoma de Buenos Aires, Argentina C1107CBU

Telephone: +54 11 4894-3500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

Telephone: (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Juan Francisco Mendez Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 (212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Ordinary shares, no par value	7,574,099	12.60	95,433,647.40	10,411.81

(1)

Includes 509,415 ordinary shares held by Birbey S.A., (ii) 5,405,405 ordinary shares issuable upon the conversion of outstanding shares of Series B Preferred Shares held by Waha LATAM Investments Limited (“Waha”) at the initial stated value and up to 1,659,279 additional ordinary shares issuable upon conversion of the Series B Preferred Shares as a result of the addition of any accrued unpaid dividends from January 1, 2021 through September 21, 2027 to the initial stated value. Pursuant to Rule 416 under the Securities Act of 1933, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of computing the amount of the registration fee. In accordance with Rule 457(c) under the Securities Act of 1933, as amended, the maximum offering price per share and maximum aggregate offering price are based on the average of the $12.98 (high) and $12.21 (low) sale price of the registrant’s ordinary shares as reported on The New York Stock Exchange on February 16, 2021, which date is within five business days prior to filing this Registration Statement.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell any securities pursuant to the prospectus contained in this Registration Statement until such time as the Registration Statement is declared effective by the Securities and Exchange Commission. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

Subject to completion, dated February 23, 2021

PROSPECTUS

7,574,099 Ordinary Shares

Despegar.com, Corp.

This prospectus relates to the offer and sale from time to time of up to 7,574,099 ordinary shares, no par value, by the selling shareholders named in this prospectus or in supplements to this prospectus. Of the ordinary shares to be offered hereby, 5,405,405 are issuable upon conversion of our Series B Preferred Shares, at the initial stated value, that were acquired by Waha LATAM Investments Limited (“Waha”) in a private placement on September 21, 2020 and up to 1,659,279 additional ordinary shares issuable upon conversion of the Series B Preferred Shares as a result of the addition of any accrued unpaid dividends from January 1, 2021 through September 21, 2021 to the initial stated value.

The registration of the ordinary shares to which this prospectus relates does not require the selling shareholders to sell any of those shares nor does it require us to issue any ordinary shares. We cannot predict when or in what amounts the selling shareholders may sell any of the shares offered by this prospectus. We are filing the registration statement of which this prospectus is part pursuant to contractual obligations that exist with the selling shareholders.

This prospectus describes the general manner in which our ordinary shares may be offered and sold by the selling shareholders. The specific manner in which ordinary shares may be offered and sold, including amounts, prices and other terms, will be described in a supplement to this prospectus. Additional information about the selling shareholders, including the relationship between the selling shareholders and us, will also be included in the applicable prospectus supplement.

Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and each related prospectus supplement, together with the documents we incorporate by reference, before you invest. This prospectus may not be used to sell our ordinary shares unless accompanied by a prospectus supplement.

The selling shareholders may offer and sell our ordinary shares through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. We provide more information about how the shares may be offered and sold in the section entitled “Plan of Distribution” beginning on page 16. The prospectus supplement for each offering of our ordinary shares will describe in detail the plan of distribution for that offering.

We are not offering for sale any ordinary shares in the registration statement of which this prospectus is part. We will not receive any proceeds from the sale of our ordinary shares by the selling shareholders.

Our ordinary shares are listed on The New York Stock Exchange (“NYSE”) under the symbol “DESP”. The last reported sale price of our ordinary shares on the NYSE on February 22, 2021 was $13.82 per share.

Investing in our ordinary shares involves risks. Please read carefully the section entitled “Risk Factors” on page 7 of this prospectus, the “Supplemental Risk Factors” section, if any, contained in the applicable prospectus supplement and the other information included in and incorporated by reference in this prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                             , 2021.

i

About This Prospectus

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Because we used a shelf registration statement, the selling shareholders may, from time to time, sell ordinary shares in one or more offerings. Each time that the selling shareholders sell ordinary shares, we will provide a prospectus supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, process and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read carefully this prospectus, any prospectus supplement and any free writing prospectus related to the ordinary shares that is prepared by us or on our behalf or that is otherwise authorized by us, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The selling shareholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should only assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus to “we,” “us,” “our,” or “the Company” are to Despegar.com, Corp. and its consolidated subsidiaries, unless the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and current reports and other information with the United States Securities and Exchange Commission, or “SEC.” You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the SEC.

Each person, including any beneficial owner, to whom a prospectus is delivered, may obtain a copy of any of the information that has been incorporated by reference in this prospectus, without charge, by written or oral request directed to:

Despegar.com, Corp.

Juana Manso 1069, Floor 5

Ciudad Autónoma de Buenos Aires, Argentina C1107CBR

Telephone: +54 11 4894-3500

Attention: Mariano Scagliarini

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information filed subsequently with the SEC will automatically update and supersede it. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference in this prospectus the following information:

•

our Annual Report on Form 20-F for the fiscal year ended December 31, 2019 filed with the SEC on April 10, 2020 as amended by Amendment No. 1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2019 filed with the SEC on April 13, 2020;

•

any future filings on Form 20-F made with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

•

our Current Reports on Form 6-K filed with the SEC on June 11, 2020, August  21, 2020 (Film Number 201124174), September  21, 2020, October 2, 2020, October  21, 2020, December 11, 2020 and February 23, 2021; and

•	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, the accompanying prospectus supplement, if applicable, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of those documents.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. We have based these forward-looking statements largely on our current beliefs, expectations and projections about future events and financial trends affecting our business and our market. Many important factors, in addition to those discussed elsewhere in this prospectus, could cause our actual results to differ substantially from those anticipated in our forward-looking statements, including:

•

the impact that the ongoing novel Coronavirus 2019 (“COVID-19”) pandemic, and governments’ extraordinary measures to limit the spread of the virus, will ultimately have on the global economy and the travel industry;

•	political, social and macroeconomic conditions in Latin America;

•	currency exchange rates and inflation;

•	current competition and the emergence of new market participants in our industry;

•	government regulation;

•	our expectations regarding the continued growth of internet usage and e-commerce in Latin America;

•	failure to maintain and enhance our brand recognition;

•	our ability to maintain and expand our supplier relationships;

•	our reliance on technology;

•	the growth in the usage of mobile devices and our ability to successfully monetize this usage;

•	our ability to attract, train and retain executives and other qualified employees;

•	our ability to successfully implement our growth strategies;

•	our ability to execute on our strategy of completing acquisitions;

•	our ability to executed on our cost saving measures as a result of the COVID-19 pandemic; and

•	the other factors discussed under the caption “Risk Factors” in this prospectus.

You should carefully consider the risks specified under the caption “Risk Factors” in any prospectus supplement and the documents incorporated by reference and in subsequent public statements or reports we file with the SEC, before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or results of operations could be materially adversely affected, the trading price of our common stock could decline and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

We caution you that the foregoing list may not contain all of the forward looking statements made in this prospectus, any accompanying prospectus supplement and the SEC filings incorporated by reference into this prospectus and any accompanying prospectus supplement.

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. The summary does not contain all the information that you should consider before investing in our ordinary shares. You should read the entire prospectus carefully, including “Risk Factors” contained in this prospectus and the documents incorporated by reference herein, before making an investment decision.

We are the leading online travel company in Latin America, known by our two brands, Despegar, our global brand, and Decolar, our Brazilian brand. We have a comprehensive product offering, including airline tickets, packages, hotels and other travel-related products, which enables consumers to find, compare, plan and purchase travel products easily through our marketplace. We provide our network of travel suppliers a technology platform for managing the distribution of their travel products and access to our travel customers.

We believe we have the broadest travel portfolio among online travel agencies (“OTAs”) in Latin America, with inventory from global suppliers. Our business benefits from network effects: our large travel customer base helps us to attract additional travel suppliers and, in turn, a larger network of travel suppliers helps us to attract new travel customers by enhancing our product offering. Additionally, as we continue to grow our marketplace, we are increasingly able to offer more competitive pricing and product availability to our travel customers as well as enhance the effectiveness of our marketing strategy.

We launched our award-winning mobile travel app in 2012 and it is an increasingly important part of our business, as it allows consumers to access and browse our real-time inventory, compare prices and transact through their mobile devices quickly. As internet, smartphone and other mobile device penetration continue to increase, we believe that our strength in mobile will continue to be a strategic advantage.

Through mobile and online marketing, brand promotion and cross-marketing, we have created strong brand recognition among Latin America travelers, which we view as one of our key competitive advantages. As of the date of this prospectus, we have invested more than $1.5 billion in marketing and branding initiatives promoting our brand, which we believe, combined with the quality of the service we have delivered over the years, has made us a trusted brand with our travel customers.

Our principal executive office is located at Juana Manso 1069, Floor 5, Ciudad Autónoma de Buenos Aires, Argentina C1107CBU, and our telephone number is: +54 11 4894 3500.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, these risks include:

•

the ongoing COVID-19 pandemic is disrupting the global economy and the travel industry, and consequently adversely affecting our business, results of operations and cash flows, and it is difficult to predict the full extent of the impact that the pandemic will have on our Company;

•	we are subject to the risks generally associated with doing business in Latin America and risks associated with our business concentration within this region;

•	general declines or disruptions in the travel industry may adversely affect our business and results of operations;

•	our business and results of operations may be adversely affected by macroeconomic conditions;

•	we are exposed to fluctuations in currency exchange rates;

•	if we are unable to maintain or increase consumer traffic to our sites and our conversion rates, our business and results of operations may be harmed;

•	our business could be negatively affected by changes in search engine algorithms and dynamics or other traffic-generating arrangements;

•

we operate in a highly competitive and evolving market, and pressure from existing and new companies, as well as consolidation within the industry, may adversely affect our business and results of operations;

•	if we are unable to maintain existing, and establish new, arrangements with travel suppliers, our business may be adversely affected;

•	we rely on the value of our brands, and any failure to maintain or enhance consumer awareness of our brands could adversely affect our business and results of operations;

•

we rely on information technology, including third-party technology, to operate our business and maintain our competitiveness, and any failure to adapt to technological developments or industry trends, including third-party technology, could adversely affect our business;

•	we are subject to payments-related fraud risk;

•	any system interruption, security breaches or lack of sufficient redundancy in our information systems may harm our business;

•	our ability to attract, train and retain executives and other qualified employees, particularly highly-skilled IT professionals, is critical to our business and future growth;

•	our business depends on the availability of credit cards and financing options for consumers;

•	internet regulation in the countries where we operate is scarce, and several legal issues related to the internet are uncertain;

•	acquisitions could present risks and disrupt our ongoing business;

•	we may not be able to consummate acquisitions or other strategic opportunities in the future;

•

we are a foreign private issuer under U.S. securities regulations and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. issuer; and

•	the strategic interests of our significant shareholders may, from time to time, differ from and conflict with our interests and the interests of our other shareholders.

These and other risks related to our business are discussed in greater detail under the heading “Risk Factors” in this prospectus and in our Annual Report on Form 20-F, incorporated by reference in this prospectus. You should read and consider all of these risks carefully.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 20-F or any updates in our current reports on Form 6-K, which may be amended, supplemented or superseded from time to time by the other reports we file with the SEC in the future or by information in the applicable prospectus supplement. See “Where You Can Find More Information”. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations, financial condition and prospects. If any of these risks actually occurs, our business, results of operations, financial condition and prospects could be materially and adversely affected, which could cause the trading price of our ordinary shares to decline, and you could lose all or a part of your investment in our ordinary shares.

USE OF PROCEEDS

We will not receive any proceeds from any sale of our ordinary shares by the selling shareholders.

SELLING SHAREHOLDERS

Waha LATAM Investments Limited (“Waha”), an affiliate of Waha Capital PJSC, and Birbey S.A., the selling shareholders, may from time to time offer and sell pursuant to this prospectus up to 7,064,684 and 509,415 ordinary shares, respectively.

As of the date of this prospectus, Waha holds 50,000 of our Series B Preferred Shares, without par value, which are convertible, before addition of any accrued dividends not paid in cash to the initial stated value of each Series B Preferred Share, into 5,405,405 ordinary shares at an initial conversion price of $9.251 per share and an initial conversion rate of 108.1081 ordinary shares per Series B Preferred Share, subject to certain anti-dilution adjustments. An additional 1,659,279 ordinary shares are issuable upon conversion of our Series B Preferred Shares assuming the addition of accrued unpaid dividends on the Series B Preferred Shares from January 1, 2021 through September 21, 2027 to the initial stated value instead of payment of the regular quarterly dividend in cash.

As of the date of this prospectus, Birbey S.A. holds 509,415 ordinary shares.

Additional information about the selling shareholders will be set forth in a prospectus supplement or in filings we make with the SEC under the Exchange Act, that are incorporated by reference herein.

DESCRIPTION OF OUR SHARE CAPITAL

General

We are a BVI business company incorporated with limited liability and our affairs are governed by the provisions of our memorandum and articles of association, as amended and restated from time to time, and by the provisions of applicable BVI law, including the BVI Business Companies Act, 2004 (the “BVI Act”). Under “Description of Our Share Capital,” “we,” “us,” “our” and “our company” refer to Despegar.com, Corp. and not to any of its subsidiaries.

Our company number in the BVI is 1936519. As provided in regulation 4 of our memorandum of association, subject to BVI law, we have full capacity to carry on or undertake any business or activity, do any act or enter into any transaction and, for such purposes, full rights, powers and privileges. Our registered office is at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands and our registered agent is Conyers Trust Company (BVI) Limited of Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands.

The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A., which maintains the register of members of the Company at 480 Washington Boulevard, Jersey City, NJ 07310, USA. The shares of the Company are held in uncertificated (book-entry) form and no shareholder has the right to require issuance or provision to it at any time of any share certificate.

The following is a summary of the material provisions of our share capital and our memorandum and articles of association. This discussion does not purport to be complete and is qualified in its entirety by reference to our memorandum and articles of association.

Ordinary Shares

The following summarizes the rights of holders of our ordinary shares. Each ordinary share confers on the holder:

a)	the right to one vote at a meeting per share on all matters to be voted on by shareholders generally, including the election of directors at an annual meeting of the shareholders;

b)

the right to an equal share in any dividend paid by the Company and payable in respect of our ordinary shares and as may be declared from time to time by our board of directors out of funds legally available for that purpose, if any; and

c)

upon our liquidation, dissolution or winding up, the right to an equal share in the distribution of the surplus assets of the Company available to the ordinary shareholders, but subject in each case to the rights attaching to any additional class or classes of shares (including any preferred shares) that may be authorized and issued after the closing date of our initial public offering. Our ordinary shares do not confer cumulative voting rights.

Series A Preferred Shares

The following summarizes the rights of holders of our Series A Preferred Shares. Each Series A Preferred Share confers on the holder:

a)	the right to dividends on each Series A Preferred Share, accruing at a rate of 10.0% per annum and payable semi-annually in arrears.

b)	the right to one vote per share on any matter on which holders of Series A Preferred Shares are entitled to vote separately as a class, whether at a meeting or by written consent; and

c)	upon our liquidation, dissolution or winding up, a preferential right to the distribution of the surplus assets of the Company.

The prior written approval of the holders of a majority of the Series A Preferred Shares outstanding at such time, acting together as a separate class, is required in order for the Company to (i) amend the memorandum and articles of association in a manner that adversely affects the holders of Series A Preferred Shares, (ii) create or issue any shares ranking senior or pari passu to the Series A Preferred Shares, or any securities convertible or exchangeable into, or exercisable for shares, ranking senior or pari passu to the Series A Preferred Shares or issue any additional Series A Preferred Shares or increase the authorized number of Series A Preferred Shares, other than as permitted in the memorandum and articles of association, (iii) declare or pay any dividend or distribution, or repurchase or redeem any shares, subject to certain exceptions, including with respect to the Series A Preferred Shares, (iv) make any fundamental change in the nature of the business in which the Company is primarily engaged, (v) initiate, engage in or permit to occur (to the extent within the control of the Company), any liquidation, dissolution or winding up of the Company, (vi) continue or re-domicile the Company in any jurisdiction other than the British Virgin Islands, or (vii) take or permit certain of the foregoing with respect to the significant subsidiaries of the Company.

So long as LCLA Daylight LP (the “Catterton Purchaser”) holds any Series A Preferred Shares, the prior written consent of the Catterton Purchaser is required in order for the Company to (i) incur any indebtedness for borrowed money in excess of the greater of (x) $60 million, and (y) an amount equal to 1.0x the Company’s consolidated Adjusted EBITDA for the twelve month period ending at the end of the last quarter for which the Company has publicly reported financial results, subject to certain exceptions, (ii) sell, dispose of or enter into any exclusive license for any material asset (or group of related assets) of the Company or with a fair market value equal or greater to 10% of the Company’s consolidated total assets and (iii) enter into certain affiliate transactions, in each case subject to certain exceptions.

At any time on or after September 18, 2025, each holder of Series A Preferred Shares may, at its election, cause the Company to redeem all or part of such holder’s then outstanding Series A Preferred Shares in cash at a price equal to the liquidation preference, plus, without duplication, accrued and unpaid distributions to, but excluding, the redemption date. In addition, if the Company undergoes a qualifying change of control, each holder of Series A Preferred Shares may, at its election, cause the Company to redeem all of such holder’s then outstanding Series A Preferred Shares in cash at a price equal to 110.0% of the liquidation preference, plus, without duplication, accrued and unpaid distributions to, but excluding, the redemption date.

Series B Preferred Shares

The following summarizes the rights of holders of our Series B Preferred Shares. Each Series B Preferred Share confers on the holder:

a)	the right to dividends on each Series B Preferred Share, accruing at a rate of 4.0% per annum and payable quarterly in arrears;

b)	the right to vote on an as-converted basis on all matters to be voted on by shareholders generally, including, but not limited to, the election of directors at an annual meeting of the shareholders;

c)

the right to an equal share in any dividend paid by the Company and payable in respect of our ordinary shares and as may be declared from time to time by our board of directors out of funds legally available for that purpose, if any; and

d)	upon our liquidation, dissolution or winding up, a preferential right to the distribution of the surplus assets of the Company.

The Series B Preferred Shares will be convertible, at the option of the holders, at any time into ordinary shares at an initial conversion price of $9.251 per share and an initial conversion rate of 108.1081 ordinary shares per

Series B Preferred Share, subject to certain anti-dilution adjustments. At any time from September 21, 2023, if the volume weighted average price of the ordinary shares exceeds certain thresholds for at least 10 consecutive trading days, the Series B Preferred Shares will be convertible into the relevant number of ordinary shares set forth in the memorandum and articles of association, at the election of the Company.

At any time on or after September 21, 2027, the Company may redeem all of the Series B Preferred Shares in cash at a price equal to the sum of (i) (x) the initial stated value of $1,000 per Series B Preferred Shares plus (y) any accrued and unpaid dividends plus (ii), without duplication, any accrued and unpaid distributions to, but excluding, the redemption date.

Additional Shares

Our board of directors may determine the rights, privileges, restrictions and conditions attaching to each such class of preferred shares (which may be more favorable than those attaching to the ordinary shares), as the board of directors may determine in its sole and absolute discretion (subject always to obtaining any approval required in respect of the consent, veto or approval rights assigned to the holders of Series A Preferred Shares and/or the Series B Preferred Shares in the memorandum and articles of association), including without limitation:

•	the number of shares constituting the additional class of preferred shares;

•

the dividend and other distribution rights of the class of preferred shares and, (which may be payable in preference to, or in relation to, the dividends payable on our ordinary shares or any other class or classes of shares);

•	whether the class of preferred shares shall have voting rights and, if so, whether they shall vote separately or together as a single class with the ordinary shares and/or any other class of shares;

•	whether the class of preferred shares shall have conversion and/or exchange rights and privileges and, if so, the terms and conditions of such conversion and/or exchange;

•

whether the class of preferred shares shall impose conditions and restrictions upon the business and affairs of the Company and/or any of its subsidiaries or the right to approve and/or veto certain matters and/or to appoint and/or remove one or more directors of the Company; and

•

the rights of the preferred shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, including, without limitation, any liquidation preference and whether such rights shall be in preference to, or in relation to, the comparable rights of the ordinary shares or any other class or classes of shares.

Limitation on Liability and Indemnification Matters

Under BVI law, each of our directors, in exercising his powers or performing his duties, is required to act honestly and in good faith and in what the director believes to be in our best interests, is required to exercise his powers as a director for a proper purpose, may not act, or agree to us acting, in a manner that contravenes the BVI Act or our memorandum or articles of association, and is required to exercise the care, diligence and skill that a reasonable director would exercise in the same circumstances (taking into account, but without limitation, the nature of the company; the nature of the decision; and the position of the director and the nature of the responsibilities undertaken by him).

Our memorandum and articles of association provide that, to the fullest extent permitted by law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Company (and any other persons to which the Company is permitted to provide indemnification under applicable law) through provisions in the memorandum and articles of association, agreements with such directors, officers agents or other persons, vote of disinterested directors or otherwise, subject only to limits created by the BVI Act.

Our memorandum and articles of association provide that the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who: (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or (b) is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise; provided that such indemnification shall not apply unless the person claiming such indemnification acted honestly and in good faith and in what he believed to be the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

We may pay any expenses, including legal fees, incurred by any such person in defending any legal, administrative or investigative proceedings in advance of the final disposition of the proceedings. If a person to be indemnified has been successful in defense of any proceedings referred to above, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

We may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not we have or would have had the power to indemnify the person against the liability as provided in memorandum and articles of association.

Shareholders’ Meetings and Consents

The following summarizes certain relevant provisions of BVI laws and our memorandum and articles of association in relation to our shareholders’ meetings:

•	Our memorandum and articles of association contemplate two types of shareholders’ meetings, namely:

o	an annual meeting of shareholders (each an “annual meeting”); and

o	any meeting of shareholders which is not an annual meeting (each a “special meeting”).

•

Only the board of directors may convene an annual meeting. All annual meetings shall be held at such date, time and place, either within or outside the BVI, as shall be determined from time to time by the board of directors. The business of an annual meeting shall be the election and re-election of directors for those board seats whose terms expire at such meeting and any other items of business proposed by the board of directors and/or otherwise duly proposed by eligible shareholders in accordance with the memorandum and articles of association.

•

Special meetings may only be called: (i) by the board of directors at its own initiative; or (ii) by the board of directors upon receiving a compliant written request from a shareholder or shareholders entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested. Upon receipt of a compliant requisition notice, the board of directors shall convene the requested special meeting for a date not later than 90 days after the date of receipt of the requisition notice, provided the various restrictions, conditions and provision of information and other procedural requirements set out in the memorandum and articles of association have been met by the requisitionists. A special meeting may be held at such date, time and place, within or outside the BVI, as shall be stated in the notice of the meeting.

•	Director elections and re-elections by shareholders may occur only at annual meetings (not special meetings) and then only in respect of those board seats whose terms expire at such meeting.

Nominations of persons for election or re-election as directors of the Company at an annual meeting may only be made by (i) the board of directors; or (ii) any shareholder (or shareholders collectively) holding not less than 3% of the voting rights that may be exercised at the annual meeting entitled to attend and vote at such meeting, provided the various restrictions, conditions and provision of information and other procedural requirements set out in the memorandum and articles of association have been met by the nominating shareholders. The board of directors also retains discretion to veto inappropriate candidates nominated by shareholders for election as a director in certain enumerated circumstances, including (a) where the candidate is not qualified, does not have the necessary experience, has a conflict of interest or is otherwise unsuitable or unfit for office; and (b) where an appointment may adversely affect the Company’s (and/or its subsidiaries’ respective) reputation or business; or would result in the Company not having the required number of independent directors for its audit committee; or would result in the Company losing its “foreign private issuer” status.

•

Written notice of any shareholder meeting shall be given to each shareholder entitled to vote at such meeting and each director not fewer than 10 nor more than 120 days before the date of the meeting. The inadvertent failure or accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any person entitled to receive notice shall not invalidate the shareholder meeting or the proceedings at that meeting. A meeting of shareholders held in contravention of such notice requirements is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall be deemed to constitute waiver on his part.

•	A shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder.

•

A meeting of shareholders is duly constituted and quorate if, at the commencement of the meeting, there are present in person or by proxy holders of not less than a simple majority of the votes of the shares entitled to vote on the resolutions to be considered at the meeting. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved; in any other case it shall stand adjourned to such other date, time and place as the chairman may determine and announce at the meeting (without the need for any further notice to shareholders). At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

•

A resolution of shareholders is valid only if approved at a duly constituted and quorate meeting of shareholders by the affirmative vote of a simple majority (or such greater majority as may be specified in respect of a particular matter in the memorandum and articles of association) of the votes of those shareholders present at the meeting and entitled to vote and voting on the resolution. Shareholders are prohibited from adopting resolutions by written consent and all resolutions of the shareholders need to be adopted at a meeting of our shareholders convened in accordance with our memorandum and articles of association.

•

In addition, in order to nominate candidates for election as a director at an annual meeting or propose topics for consideration at an annual meeting or special meeting of shareholders, shareholders must notify the Company in writing prior to the meeting at which directors are to be elected or the proposals are to be acted upon, and such notice must contain the documentation and information specified in our memorandum and articles of association. To be timely, notice with respect to an annual meeting of shareholders must be received by not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided that if the Company did not have an annual meeting the preceding year not later than the close of business on June 30 of the calendar year in which the annual meeting is to be held or such other date notified to shareholders by the board of directors). In the case of any business or other matter to be considered at a special meeting of shareholders, notice of such business or other matter must be included with the original requisition notice. Various other restrictions, conditions and provision of information and other procedural requirements set out in the memorandum and articles of association shall also apply. Such advance notice requirements and other provisions may preclude or limit the ability of shareholders to nominate candidates for election as a director or propose topics for consideration at a meeting of shareholders. Furthermore, our board of directors may in certain circumstances veto candidates proposed by shareholders (as described in the fourth bullet point in this section).

PLAN OF DISTRIBUTION

The selling shareholders, including their pledgees, donees, transferees, distributes, beneficiaries or other successors in interest, may offer to sell any or all of their ordinary shares covered by this prospectus. We will not receive any of the proceeds from the sale of the ordinary shares covered by this prospectus by the selling shareholders. We will bear all fees and expenses incident to our obligation to register the ordinary shares covered by this prospectus.

The selling shareholders may sell any or all of the ordinary shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the ordinary shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The ordinary shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transactions;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an over-the-counter distribution;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares as a stipulated price per share;

•	a combination of any such method of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholders also may resell any or all of the ordinary shares in private transactions or in reliance upon Rule 144 under the Securities Act rather than pursuant to this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a prospectus supplement, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each time that any of the selling shareholders sells ordinary shares covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such ordinary shares, including (i) the name or names of any underwriters, dealers or agents and the amounts of ordinary shares underwritten or purchased by each of them; (ii) if a fixed price offering, the public offering price of the ordinary shares; (iii) any options under which underwriters may purchase additional ordinary shares from the selling shareholders; (iv) any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation; (v) terms and conditions of the offering; and (vi) any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Offers to purchase the ordinary shares being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the ordinary shares from time to time. Any agent involved in the offer or sale of our ordinary shares will be identified in a prospectus supplement.

If an underwriter is utilized in the sale of the ordinary shares being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the ordinary shares to the public. In connection with the sale of the ordinary shares, the selling shareholders, or the purchasers of ordinary shares for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the ordinary shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase ordinary shares as a principal, and may then resell the ordinary shares at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the ordinary shares, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any discounts and commissions received by them and any profit realized by them on resale of the ordinary shares may be deemed to be underwriting discounts and commissions. We and the selling shareholders may each or both enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

To facilitate the offering of ordinary shares, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the ordinary shares. This may include over-allotments or short sales of the ordinary shares, which involve the sale by persons participating in the offering of more ordinary shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their option, if any, to purchase additional ordinary shares from the selling shareholders. In addition, these persons may stabilize or maintain the price of the ordinary shares by bidding for or purchasing ordinary shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if ordinary shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the ordinary shares at a level above that which might otherwise prevail in the open market. None of the persons participating in any such offering will be obligated to engage in these transactions and these transactions, if commenced, may be discontinued at any time. If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the ordinary shares at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the ordinary shares covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We have agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the ordinary shares offered by this prospectus.

We have agreed with Waha to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all the ordinary shares held by Waha covered by this prospectus have sold and (2) the date on which all of the ordinary shares held by Waha may be sold pursuant to Rule 144 of the Securities Act without restriction as to volume or manner of sale during any three-month period.

There can be no assurance that the selling shareholders will sell any or all of the ordinary shares covered by this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI. A majority of our directors and officers, as well as certain of the experts named herein, reside outside of the United States. A substantial portion of our assets and the assets of such directors, officers and experts are located outside of the United States.

British Virgin Islands

We have been advised by Conyers Dill & Pearman, our counsel as to BVI law, that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically enforceable in the BVI. We have also been advised by Conyers Dill and Pearman that at common law, the courts of the BVI may enforce a foreign judgment in personam, given by a foreign court with jurisdiction to give that judgment and which is not impeachable if the judgment is (a) for a debt, or definite sum of money (not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty) and (b) final and conclusive. A foreign judgment is impeachable if the courts of the foreign court did not have jurisdiction, there has been a fraud by the party in whose favor the judgment was given or on the part of the pronouncing court, it is contrary to public policy, or the proceedings in which the judgment was obtained were opposed to natural justice. Such a judgment would be enforced by treating the judgment as a debt and commencing an action on the foreign judgment debt in the Court of the BVI, with a view to proceeding with the claim by way of summary judgment.

Furthermore, our memorandum and articles of association include an exclusive jurisdiction clause pursuant to which to the fullest extent permitted by law (i) other than claims specified in clause (ii), and except as may otherwise be expressly agreed between the Company and a shareholder or between two or more shareholders in relation to the Company, we and all our shareholders agree that the BVI courts shall have exclusive jurisdiction to hear and determine all disputes of any kind regarding us and shareholders’ respective investments in us, irrevocably submit to the jurisdiction of the BVI courts, irrevocably waive any objection to the BVI courts being nominated as the forum to hear and determine any such dispute, and undertake and agree not to claim any such court is not a convenient or appropriate forum; and (ii) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, in each case unless our board of directors consents in writing to the selection of an alternative forum.

Brazil

We have been advised by TozziniFreire Advogados that a judgment of a United States court for civil liabilities predicated upon the federal securities laws of the United States may be enforced in Brazil, subject to certain requirements described below. We believe a judgment against us, the members of our board of directors or our executive officers obtained in the United States would be enforceable in Brazil upon confirmation of that judgment by the Brazilian Superior Tribunal of Justice (Superior Tribunal de Justiça), or STJ. That confirmation will be made without review on the merits, and will only be available if the U.S. judgment:

•	is enforceable in the jurisdiction where it was rendered;

•	is given by a competent court after the proper service of process on the parties, or after sufficient evidence of the parties absence has been given as established pursuant to applicable law;

•	is not subject to appeal;

•	does not conflict with a decision no longer subject to appeal, rendered in Brazil, involving the same parties and the same subject matter;

•	does not offend Brazilian national sovereignty, public policy, good morals, or the human dignity; and

•

is apostilled (apostilado) by the competent authorities of the United States considering that country is signatory of the Hague Convention Abolishing the Requirement of Legalization for Foreign Public Documents dated as of October 5, 1961 (the “Apostille Convention”) and accompanied by a sworn translation thereof into Portuguese.

The judicial recognition process may be time-consuming and may also give rise to difficulties in enforcing such foreign judgment in Brazil. Accordingly, we cannot assure you that judicial recognition of a foreign judgment would be successful, that the judicial recognition process would be conducted in a timely manner or that a Brazilian court would enforce a judgment of countries other than Brazil.

We believe that, subject to applicable law, Brazilian courts may enforce liabilities in actions predicated on the federal securities laws of the United States in Brazilian courts against us or the members of our board of directors or our executive officers and certain advisors named herein.

In addition, a plaintiff (whether Brazilian or non-Brazilian) that resides outside Brazil or is outside Brazil during the course of litigation in Brazil and who does not own real property in Brazil must post a bond to guarantee the payment of the defendant’s legal fees and court expenses in connection with court procedures for the collection of money, except in the case of (1) enforcement on an instrument (a title that shall be enforced in Brazilian courts without a review on the merits, or título executivo extrajudicial); (2) enforcement of a judgment; (3) counterclaims; and (4) when some international agreement signed by Brazil dismisses the obligation to post a bond.

If proceedings are brought in the courts of Brazil seeking to enforce our obligations with respect to our ordinary shares, payment shall be made in Brazilian reais. Any judgment rendered in Brazilian courts in respect of any payment obligations with respect to our ordinary shares would be expressed in Brazilian reais.

We have also been advised that the ability of a judgment creditor to satisfy a judgment by attaching certain assets of the defendant in Brazil is governed and limited by provisions of Brazilian law.

Argentina

We have been advised by our Argentine counsel, Estudio Beccar Varela, that there is doubt as to the enforceability to the same extent and in as timely a manner as a U.S. or other non-Argentine court, in original actions in Argentine courts, of liabilities predicated solely upon the federal securities laws of the United States and as to the enforceability in Argentine courts of judgments of United States courts obtained in actions against us predicated upon the civil liability provisions of the federal securities laws of the United States that will be subject to compliance with certain requirements under Argentine law mentioned below, including the condition that any such judgment does not violate Argentine public policy (orden público).

Foreign judgments would be recognized and enforced by the courts in Argentina according to international treaties between Argentina and the country where the judgment was rendered. In the absence of a treaty, the following requirements of Article 517 of the National Civil and Commercial Procedure Code (if enforcement is sought before federal courts) would apply: (1) the judgment, which must be final in the jurisdiction where rendered, must have been issued by a court with jurisdiction in accordance with Argentine principles regarding international jurisdiction; (2) the judgment must result from a personal action, or an in rem action with respect to personal property if such was transferred to Argentine territory during or after the prosecution of the foreign action; (3) the defendant against whom enforcement of the judgment is sought must have been duly served with the summons and, in accordance with due process of law, given an opportunity to defend against foreign action; (4) the judgment must be valid in the jurisdiction where rendered, its authenticity must be established in accordance with the requirements of Argentine law, (5) the judgment must not violate the principles of public policy of Argentine law, and (6) the judgment must not be contrary to a prior or simultaneous judgment of an Argentine court. Reciprocity is not required for an Argentine court to recognize a foreign judgment.

Pursuant to Article 519 bis of the National Civil and Commercial Procedure Code, awards issued by foreign arbitral tribunals can be enforced in Argentina following the procedure established for the enforcement of foreign judgments, provided that: (1) the applicable requirements of Article 517 are met; (2) the waiver by a foreign Court of its jurisdiction is not prohibited by law; and (3) the matter debated in the case may be subjected to arbitration.

LEGAL MATTERS

The validity of the ordinary shares offered by this prospectus will be passed upon for us by Conyers Dill & Pearman, our British Virgin Islands counsel. Certain legal matters with respect to U.S. federal and New York State law will be passed upon for us by Simpson Thacher & Bartlett LLP, our United States counsel.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report of Price Waterhouse & Co. S.R.L., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Under BVI law, each of our directors, in exercising his powers or performing his duties, is required to act honestly and in good faith and in what the director believes to be in our best interests, is required to exercise his powers as a director for a proper purpose, may not act, or agree to us acting, in a manner that contravenes the BVI Act or our memorandum or articles of association, and is required to exercise the care, diligence and skill that a reasonable director would exercise in the same circumstances (taking into account, but without limitation, the nature of the Company; the nature of the decision; and the position of the director and the nature of the responsibilities undertaken by him).

Our memorandum and articles of association provide that, to the fullest extent permitted by law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Company (and any other persons to which the Company is permitted to provide indemnification under applicable law) through provisions in the memorandum and articles of association, agreements with such directors, officers agents or other persons, vote of disinterested directors or otherwise, subject only to limits created by the BVI Act.

Our memorandum and articles of association provide that the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who: (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or (b) is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise; provided that such indemnification shall not apply unless the person claiming such indemnification acted honestly and in good faith and in what he believed to be the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

We may pay any expenses, including legal fees, incurred by any such person in defending any legal, administrative or investigative proceedings in advance of the final disposition of the proceedings. If a person to be indemnified has been successful in defense of any proceedings referred to above, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

We may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not we have or would have had the power to indemnify the person against the liability as provided in memorandum and articles of association.

Item 9.	Exhibits

Exhibit No.	Document

1.1*	Form of Underwriting Agreement

4.1	Amended and Restated Memorandum and Articles of Association of Despegar.com, Corp. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 6-K filed on September 21, 2020)

4.2	Sixth Amended and Restated Investors’ Rights Agreement, dated as of August 29, 2017, by and among the Company and the shareholders named therein (incorporated by reference to Exhibit 4.1 to the Registration Statement filed on Form F-1, filed on August 31, 2017)

4.3	Letter Agreement, dated as of August 20, 2020, relating to the Sixth Amended and Restated Investors’ Rights Agreement, dated as of August 29, 2017 by Despegar.com, Corp. and the shareholders named therein. (incorporated by reference to Exhibit 4.4 to the Current Report filed on Form 6-K, filed on August 21, 2020)

4.4	Fourth Amended and Restated Voting Agreement, dated as of August 29, 2017, by and among the Company and the shareholders named therein (incorporated by reference to Exhibit 4.3 to the Registration Statement filed on Form F-1, filed on August 31, 2017)

4.5	Nominating Agreement, dated as of October 21, 2020, by and among Despegar.com, Corp. and Expedia, Inc. (incorporated by reference to Exhibit 4.1 to the Current Report filed on Form 6-K, filed on August October 21, 2020)

5.1	Form of Opinion of Conyers Dill & Pearman, British Virgin Islands counsel of Despegar, as to the validity of the ordinary shares issued by Despegar.com, Corp.

10.1	Amended and Restated Expedia Outsourcing Agreement dated as of November 14, 2019, among Expedia, Inc. and Decolar.com Inc., Travel Reservations S.R.L., Despegar.com.ar S.A., Decolar.com Ltda., Despegar.com Mexico S.A. de C.V., Despegar.com Peru SAC, Despegar.com Chile SpA., Despegar Colombia S.A.S., Viajes Despegar.com O.N.L.I.N.E. S.A., Despegar Ecuador S.A., Despegar.com USA, Inc., Despegar.com Panama S.A., and Holidays S.A. (incorporated by reference to Exhibit 4.1 to the Annual Report filed on Form F-1, filed on April 10, 2020)

10.2	Amendment, dated as of August 20, 2020, to the Amended and Restated Lodging Outsourcing Agreement dated as of November 15, 2019 by and among Expedia, Inc., Travel Reservations S.R.L, Decolar.com, Inc., and certain subsidiaries of Decolar.com, Inc. (incorporated by reference to Exhibit 4.3 to the Current Report filed on Form 6-K, filed on August 21, 2020)

10.3	Decolar.com, Inc. 2015 Stock Plan (incorporated by reference to Exhibit 10.3 to the Registration Statement filed on Form F-1, filed on August 31, 2017)

10.4	Despegar.com, Corp. 2016 Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registration Statement filed on Form F-1, filed on August 31, 2017)

21.1	Subsidiaries of the Registrant

23.1	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

23.2	Consent of Price Waterhouse & Co. S.R.L., Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page to the registration statement)

*	To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated by reference herein.

Item 10.	Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”), as amended;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total U.S. dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering; provided, however, that a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule

430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act, as amended), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buenos Aires, Argentina, on February 23, 2021.

DESPEGAR.COM, CORP.

By:	/s/ Mariano Scagliarini
Name:	Mariano Scagliarini
Title:	General Counsel

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Damián Scokin, Alberto Lopez Gaffney and Mariano Scagliarini as attorneys-in-fact, and each of them with full power of substitution, for them in any and all capacities, acting singly or jointly to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant, or the Shares, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the registration statement on Form F-3, or the Registration Statement, to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on February 23, 2021.

By:	/s/ Damián Scokin	Director and Chief Executive Officer (principal executive officer)
Name: Damián Scokin

By:	/s/ Alberto Lopez Gaffney	Chief Financial Officer (principal financial officer and principal accounting officer)
Name: Alberto Lopez Gaffney

By:	/s/ Nilesh Lakhani	Director (Chairman)
Name: Nilesh Lakhani

By:	/s/ Adam Jay	Director
Name: Adam Jay

By:	/s/ Martín Rastellino	Director
Name: Martín Rastellino

By:	/s/ Mario Eduardo Vásquez	Director
Name: Mario Eduardo Vásquez

By:	/s/ Michael James Doyle	Director
Name: Michael James Doyle

By:	/s/ Dirk Donath	Director
Name: Dirk Donath

By:	/s/ Aseem Gupta	Director
Name: Aseem Gupta

By:	/s/ Donald J. Puglisi	Authorized Representative in the United States
Name: Donald J. Puglisi